   As filed with the Securities and Exchange Commission on  October 15, 1996
                                                 REGISTRATION NO. 333-__________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                           CARDINAL BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                      KENTUCKY                                              61-1128205
(State or Other Jurisdiction of Incorporation or Organization)  (I.R.S. Employer Identification No.)


                        400 EAST VINE STREET, SUITE 300
                           LEXINGTON, KENTUCKY 40507
                                 (606) 255-8300
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)



                                 JACK H. BROWN
                           CARDINAL BANCSHARES, INC.
                        400 EAST VINE STREET, SUITE 300
                           LEXINGTON, KENTUCKY 40507
                                 (606) 255-8300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent For Service)

                                   COPIES TO:
                                STUART G. STEIN
                               LAWRENCE D. KAPLAN
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C.  20004-1109
                                 (202) 637-5600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                                                 CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                             PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF         AMOUNT TO BE          AGGREGATE PRICE PER   AGGREGATE OFFERING       AMOUNT OF
    SECURITIES TO BE REGISTERED        REGISTERED                SHARE (1)              PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share    85,246                   $40.275             $3,433,282.65         $1,040.39
====================================================================================================================================

  (1) Pursuant to Rule 457(c) the registration fee has been calculated on the average of the high and low price as of October 14, 1996.

                                --------------------

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            SUBJECT TO COMPLETION
                               October 15, 1996
PROSPECTUS
                                85,246 SHARES

                          CARDINAL BANCSHARES, INC.

                                  COMMON STOCK

                         ______________________________

     This Prospectus relates to the offer and sale from time to time by certain holders (the "Selling Stockholders") of up to 85,246 shares (the "Offered Shares") of common stock, no par value per share (the "Common Stock"), of Cardinal Bancshares, Inc., Lexington, Kentucky ("Company," "Cardinal" or "Registrant"). The Company is registering the Offered Shares as required under the terms of certain agreements between the Company and the Selling Stockholders. The registration of the Offered Shares does not necessarily mean that any of the Offered Shares will be offered or sold by the Selling Stockholders. The Company will receive no part of the proceeds of any sales of the Offered Shares, but will incur certain expenses in connection with the offering. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock is quoted on the Nasdaq Stock Market's National Market System under the symbol "CARD." On October 14, 1996, the last reported sale price of the Common Stock on the Nasdaq Stock Market's National Market System was $40.50.

                             _____________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THE PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             _____________________

     The Selling Stockholders may from time to time offer and sell all or a portion of the Offered Shares in transactions on the Nasdaq Stock Market's National Market System, in the over-the-counter market, on any other national securities exchange on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The Offered Shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agents or broker-dealers and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in this Prospectus under the caption "Plan of Distribution" or any accompanying Prospectus Supplement. Each of the Selling Stockholders reserves the right to accept or reject, in whole or in part, any proposed purchase of the Offered Shares to be made directly or through agents. The Selling Stockholders and any agents or broker-dealers participating in the distribution of the Offered Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of Offered Shares by the Selling Stockholders and any commissions received by any such agents or broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act.




                             _____________________

               THE DATE OF THIS PROSPECTUS IS OCTOBER ___, 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SHARES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                            AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web ("Web") of the Internet that contains reports, proxy and information statements and other information regarding registrants that file reports electronically with the Commission. The Commission's web site is located at <http://www.sec.gov>. In addition, the Common Stock is listed on the Nasdaq Stock Market's National Market System under the symbol "CARD" and such reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc. (the "NASD").

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act, with respect to the Offered Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or other documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Shares, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates the following documents into this Registration Statement:

     A. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     B. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above, including the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and the Company's Current Reports on Form 8-K dated March 15, 1996, March 19, 1996, April 8, 1996, April 19, 1996, April 25, 1996, May 29, 1996 and June 7, 1996.

     C. The description of the Common Stock contained in the Form 8-A filed by the Company on August 4, 1992, as updated by any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Offered Shares shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in the Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), in any applicable Prospectus Supplement (as defined below) relating to a specific offering of Offered Shares or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such information). Written requests for such copies should be directed to Cardinal Bancshares, Inc., 400 East Vine Street, Suite 300, Lexington, Kentucky 40507, Attention: Jack H. Brown, telephone number: (606) 255-8300.

                                  THE COMPANY

     The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of June 30, 1996, the Company had total consolidated assets of approximately $622.9 million and its total consolidated stockholders' equity was approximately $49.6 million. The Company's business is conducted primarily through its four bank subsidiaries: The Vine Street Trust Company ("Vine Street"); HNB Bank ("HNB"); First & Peoples Bank ("First & Peoples") and the Jefferson Banking Company ("Jefferson"), and through its thrift subsidiary Alliance Bank, FSB ("Alliance"). Vine Street, HNB, First & Peoples and Jefferson conduct a commercial banking business throughout Fayette, Harlan, Estill, Washington and Jefferson counties in Kentucky, which includes accepting demand and time deposits, providing checking and money market accounts, making commercial, consumer and mortgage loans and providing safe deposit facilities. Vine Street also offers personal and corporate trust services. As part of Vine Street's activities, it originates Small Business Administration and Farmer's Home Administration loans through loan production offices of its subsidiary, VST Financial Services, Inc., which is located in Atlanta, Georgia, Wilmington, North Carolina and Tampa, Florida well as its Lexington, Kentucky office. Mutual Insurance Agency, Inc., a subsidiary of HNB, offers general insurance products, including property and casualty insurance policies and annuity insurance products. Alliance is principally engaged in the business of attracting retail deposits from the general public and investing those funds in mortgage loans (secured primarily by one-to-four family real estate), construction loans, consumer loans and investment securities. Alliance has a subsidiary, Mutual Service Corporation, which offers a broad range of securities products through an agreement with Compulife Investor Services.

     The Company's principal executive offices are located at 400 East Vine Street, Suite 300, Lexington, Kentucky, and its telephone number is (606) 255-8300.

                               USE OF PROCEEDS

     The Company will not receive any of the proceeds from sales of the Offered Shares by the Selling Stockholders. All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by the Company, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the Selling Stockholders and stock transfer and other taxes attributable to the sale of the Offered Shares, which will be paid by the Selling Stockholders.

                             SELLING STOCKHOLDERS

     The Selling Stockholders own 85,246 Offered Shares in the aggregate, which were acquired in a private placement of the Offered Shares in April 1996 by the Company. The following table provides the name of each Selling Stockholder, the number of shares of Common Stock owned by each Selling Stockholder before the offering to which this Prospectus relates, and the number of Offered Shares offered by each Selling Stockholder. Because the Selling Stockholders may sell all or some of their Offered Shares, no estimate can be made of the number of Offered Shares that will be sold by the Selling Stockholders or that will be owned by each of the Selling Stockholders upon completion of the offering.
There is no assurance that the Selling Stockholders will sell any of the Offered Shares. The Offered Shares represent approximately 5.38% of the total shares of Common Stock outstanding as of July 31, 1996.

                                                       SHARES
                                                    BENEFICIALLY
                                                        OWNED          NUMBER OF
                                                      PRIOR TO        SHARES BEING
NAME OF SELLING STOCKHOLDER                           OFFERING          OFFERED
---------------------------                         ------------      ------------
Argonaut Partnership, L.P......................                0          3,688
Dawson Development Company Limited Partnership.                0         16,393
DC Investment Partners.........................            3,600          8,197
J. Rex Fuqua...................................            1,000         16,394
Gerstenhaber Investments L.P.                                  0            410
Richard A. Horstmann...........................                0         24,590
The Alan W. Steinberg, L.P.....................                0          7,377
West Broadway Partners, L.P....................                0          8,197
                                                           -----         ------
 TOTAL.........................................            4,600         85,246
                                                           =====         ======

                             PLAN OF DISTRIBUTION

     Any of the Selling Stockholders may from time to time, in one or more transactions, sell all or a portion of the Offered Shares on the Nasdaq Stock Market's National Market System, on any other national securities exchange on which the Common Stock is listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Offered Shares from time to time will be determined by the Selling Stockholders and, at the time of such determination, may be higher or lower than the market price of the Common Stock on the Nasdaq Stock Market's National Market System. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a Selling Stockholder or from purchasers of Offered Shares for whom they may act as agents, and underwriters may sell Offered Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Offered Shares may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The Offered Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the Offered Shares may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Offered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the Nasdaq Stock Market's National Market System; (e) privately-negotiated transactions; and (f) underwritten transactions. The Selling Stockholders and any underwriters, dealers or agents participating in the distribution of the Offered Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Offered Shares by the Selling Stockholders and any commissions received by an such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

     When a Selling Stockholder elects to make a particular offer of Offered Shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such Selling Stockholder and any other required information ("Prospectus Supplement").

     In order to comply with the securities laws of certain states, if applicable, the Offered Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Offered Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

     The Company has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the Offered Shares. The Selling Stockholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the Selling Stockholders and stock transfer and other taxes attributable to the sale of the Offered Shares. The Company also has agreed to indemnify each of the Selling Stockholders and, if appropriate the respective officers, directors and each person who controls a Selling Stockholder within the meaning of the Securities Act and any underwriters, including officers and directors and any other persons who are participating in the distribution of the Offered Shares from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, resulting to, imputed upon or incurred, directly or indirectly (collectively "Claims") against a Selling Stockholder , based upon, arising out of, or resulting from any untrue material fact contained in the Registration Statement or any omission to state in the Registration Statement a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such Claim is based upon, arises out of or results from information furnished to the Company by a Selling Stockholder in a written document provided by a Selling Stockholder for use in the Registration Statement.

     Each of the Selling Stockholders has agreed to indemnify the Company, its officers and directors and each person, if any, who controls the Company, within the meaning of the Securities Act, against any Claims based upon any untrue statement of material fact contained in the Registration Statement or any omission to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, to the extent such Claim is based upon, arises out of or results from information furnished by the Company to the Selling Stockholder in a written document provided by the Company for use in connection with a Registration Statement.

                                   EXPERTS

     The consolidated financial statements of Cardinal Bancshares, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Acquirers. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the Offered Shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                              -----------------

                              TABLE OF CONTENTS

                                                                         PAGE

Available Information...................................................  2
Incorporation of Certain Documents
  by Reference..........................................................  2
The Company.............................................................  3
Use of Proceeds.........................................................  4
Selling Stockholders....................................................  4
Plan of Distribution....................................................  4
Experts.................................................................  6

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                85,246 SHARES




                          CARDINAL BANCSHARES, INC.



                                 COMMON STOCK




                            ---------------------

                                  PROSPECTUS

                            ---------------------






                               OCTOBER ___, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

      ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered:


                Registration Fee ...................  $ 1,040.39
                Printing and Duplicating Expenses ..      500
                Legal Fees and Expenses ............    7,500
                Accounting Fees and Expenses .......    1,200
                Blue Sky Fees and Expenses .........    1,625
                Miscellaneous ......................    1,000
                                                      ----------
                                            Total     $12,865.39
                                                      ==========

      ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           (a) Article IX of the Registrant's Articles of Restatement of the Articles of Incorporation, entitled "Indemnification," is set forth as Exhibit 99.1 to this Registration Statement and incorporated herein by reference.

           (b) Section 271B.8-500 et. seq. of the Business Corporations Law of the State of Kentucky, entitled "Indemnification," is set forth as Exhibit 99.2 to this Registration Statement and is incorporated herein by reference.

           (c) The Registrant has in effect a policy of liability insurance covering its directors and officers.

      ITEM 16.  EXHIBITS

      4.1       -       Articles of Restatement of The Articles of
                        Incorporation of the Registrant

      4.2       -       By-laws of the Registrant

      5         -       Opinion of Hogan & Hartson L.L.P.

      23.1      -       Consent of KPMG Peat Marwick LLP

      23.2      -       Consent of Hogan & Hartson L.L.P.
                        (included in Exhibit 5)

      99.1      -       Article IX of Registrant's Articles of
                        Restatement of the Articles of Incorporation entitled "Indemnification"

      99.2      -       Section 271B.8-500 et seq. of the Business
                        Corporations Law of the State of Kentucky, entitled "Indemnification"

      ITEM 17.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

           Provided, however, that subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Offered Shares offered herein, and the offering of such Offered Shares at that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Offered Shares offered herein, and the offering of such Offered Shares at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on October 15, 1996.


                                        CARDINAL BANCSHARES, INC.


                                        BY:  /s/ John S. Penn
                                             ---------------------------
                                             John S. Penn, President


           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints John S. Penn and Jack H. Brown, either of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on October 15, 1996, by the following persons in the capacities indicated:


      /s/ John S. Penn                     President and Director
      --------------------------------     (Principal Executive Officer)
      John S. Penn


      /s/ Jack H. Brown                    Chief Financial Officer
      --------------------------------     (Principal Financial and Accounting
      Jack H. Brown                        Officer)


      /s/ Samuel A.B. Boone                Director
      --------------------------------
      Samuel A.B. Boone


      /s/ Vernon J. Cole                   Director
      --------------------------------
      Vernon J. Cole


      /s/ Loyd G. Jasper                   Director
      --------------------------------
      Loyd G. Jasper

      /s/ Ryan R. Mahan                    Director
      --------------------------------
      Ryan R. Mahan


                                           Director
      --------------------------------
      Ronald C. Switzer


      INDEX TO EXHIBITS

      Exhibit
                                                                    Sequentially
      Number                    Description of Exhibit              Numbered
      ------                    ----------------------              --------
      Page
      ----
      4.1           -      Articles of Restatement of The Articles
                           of Incorporation of the Registrant

      4.2           -      By-laws of the Registrant

      5             -      Opinion of Hogan & Hartson L.L.P.

      23.1          -      Consent of KPMG Peat Marwick LLP

      23.2          -      Consent of Hogan & Hartson L.L.P.
                           (included in Exhibit 5)

      99.1          -      Article IX of Registrant's Articles of
                           Restatement of the Articles of Incorporation
                           entitled "Indemnification"

      99.2                 Section 271B.8-500 et seq. of the Business
                           Corporations Law of the State of Kentucky, entitled "Indemnification"






















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